Exhibit 3.4

GEOKINETICS INC.

CERTIFICATE OF ELIMINATION
OF
SERIES A CONVERTIBLE PREFERRED STOCK,

SERIES B CONVERTIBLE PREFERRED STOCK,

AND

SERIES A SENIOR CONVERTIBLE PREFERRED STOCK

Pursuant to Section 151(g) of the
General Corporation Law of the State of Delaware

The undersigned, Geokinetics Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, for the purposes of eliminating from the Certificate of Incorporation of the Corporation all matters set forth in the (i) Certificate of Designation of Series A Convertible Preferred Stock of the Corporation (the “1997 Series A Preferred Stock”) filed with the Secretary of State on July 14, 1997 (the “1997 Series A Preferred Stock Certificate of Designation”) (ii) Certificate of Designation of Series B Convertible Preferred Stock of the Corporation (the “1997 Series B Preferred Stock”) filed with the Secretary of State on September 30, 1997 (the “1997 Series B Preferred Stock Certificate of Designation”) and (iii) Certificate of Designation of Series A Senior Convertible Preferred Stock of the Corporation (the “2004 Series A Preferred Stock” and, together with the 1997 Series A Preferred Stock and the 1997 Series B Preferred Stock, the “Preferred Stock”) filed with the Secretary of State on November 23, 2004 (the “2004 Series A Preferred Stock Certificate of Designation” and, together with the 1997 Series A Preferred Stock Certificate of Designation and the 2004 Series A Preferred Stock Certificate of Designation, the “Certificates of Designation”), hereby certifies that:

1.             The undersigned is the duly elected and acting President and Chief Executive Officer of the Corporation.

2.             No shares of Preferred Stock are outstanding and no shares of Preferred Stock will be issued subject to the Certificates of Designation.

3.             In accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has adopted the following resolutions eliminating from the Certificate of Incorporation all matters set forth in the Certificates of Designations with respect to the Preferred Stock:

WHEREAS, the holders of the Preferred Stock have converted all of the issued and outstanding shares of the Preferred Stock into shares of common stock, par value $0.01 per share, of the Corporation in accordance with the terms of each respective Certificate of Designation, no shares of Preferred Stock are currently outstanding and the Corporation will not issue any new shares of Preferred Stock subject to each respective Certificate of Designation.

WHEREAS, the Board has determined that it is advisable and in the best interests of the Corporation and its stockholders to eliminate the matters set forth in the Certificates of Designation from the Certificate of Incorporation of the Corporation by filing a Certificate of Elimination with the Secretary of State of the State of Delaware.

NOW, THEREFORE, BE IT RESOLVED, that the matters set forth in the Certificates of Designation shall be eliminated from the Certificate of Incorporation of the Corporation by filing a Certificate of Elimination with the Secretary of State of the State of Delaware.

RESOLVED FURTHER, that none of the authorized shares of Preferred Stock are outstanding and no shares of Preferred Stock shall hereafter be issued subject to each respective Certificate of Designation.

RESOLVED FURTHER, that, in accordance with Section 151(g) of the General Corporation Law of the State of Delaware, the shares of the Preferred Stock previously set forth in the Certificates of Designation shall resume the status which they had before the Board adopted the Certificates of Designation.

RESOLVED FURTHER, that the Certificate of Elimination is hereby approved, ratified and adopted and the Proper Officers be, and they hereby are, authorized and directed to make and execute the Certificate of Elimination and to file, or cause to be filed, the Certificate of Elimination with the Secretary of State of the State of Delaware and to do all acts and things that may be necessary or proper to effect these resolutions.

4.             That, accordingly, all matters set forth in the Certificates of Designation with respect to the Preferred Stock shall be, and hereby are, eliminated from the Certificate of Incorporation of the Corporation.

[signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Elimination to be duly executed by its President and Chief Executive Officer this 9th day of May, 2012.

GEOKINETICS INC.

By:	/s/ Richard F. Miles
Richard F. Miles
President and Chief Executive Officer

[1997 Series A Preferred Stock, 1997 Series B Preferred Stock, and 2004 Series A Preferred Stock Certificate of Elimination]